Exhibit 99.1

United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06831 tel: 203 622 3131 fax: 203 622 6080 unitedrentals.com

United Rentals Announces Record Fourth Quarter EPS of $0.71

2007 Outlook EPS Range of $2.65-$2.75

GREENWICH, Conn. – February 26, 2007 – United Rentals, Inc. (NYSE: URI) today announced record earnings per share from continuing operations for the fourth quarter and full year 2006. For the fourth quarter, earnings per share of $0.71 increased 34% compared with $0.53 for the fourth quarter 2005. For the full year, earnings per share of $2.28 increased 18% compared with $1.93 for the full year 2005.

Fourth quarter income from continuing operations of $77 million increased 40% from $55 million for the fourth quarter 2005. Full year income from continuing operations of $249 million increased 23% from $202 million for the full year 2005.

Total revenue from continuing operations was $939 million for the fourth quarter 2006, an increase of 5.5% from the fourth quarter 2005, and $3.64 billion for the full year, an increase of 10.7% from the full year 2005.

On February 15, 2007, the company completed the previously-announced sale of its traffic control business, which is reflected as a discontinued operation.

Net income for the fourth quarter 2006, including an after-tax loss on the sale of the traffic control business of $24 million, or $0.22 per share, was $53 million, or $0.49 per share, compared with $49 million, or $0.47 per share, for the fourth quarter 2005, including an after-tax loss from discontinued operations of $6 million, or $0.06 per share. Net income for the full year 2006, including the $24 million after-tax loss on the sale of the traffic control business, was $224 million, or $2.06 per share, compared with $187 million, or $1.80 per share, for the full year 2005, including an after-tax loss from discontinued operations of $15 million, or $0.13 per share.

Free cash flow for the fourth quarter 2006 was $230 million, an increase of $19 million from the $211 million achieved for the same period last year, after total rental and non-rental capital expenditures of $114 million compared with $87 million for the fourth quarter 2005. After total 2006 rental and non-rental capital expenditures of $965 million compared with $823 million for the full year 2005, free cash flow for the full year 2006 was $249 million compared with free cash flow of $128 million for the full year 2005. The full year 2006 free cash flow results include the buy-out of $59 million of equipment operating leases. Free cash flow is a non-GAAP measure.

The size of the rental fleet, measured by the original equipment cost, was $3.9 billion, and the average age was 39 months at December 31, 2006, compared with $3.8 billion and 40 months at year-end 2005.

Fourth Quarter and Full Year 2006 Financial Highlights from Continuing Operations

•	Return on invested capital at December 31, 2006, improved 1.8 percentage points to a record 14.7%.

•	Total debt plus subordinated convertible debentures of $2.70 billion at December 31, 2006, decreased $450 million from December 31, 2005.

•	Rental rates increased 4.2% for the fourth quarter and 5.1% for the full year.

•	Operating margin of 18.5% for the fourth quarter and 17.2% for the full year improved 2.3 and 1.3 percentage points, respectively.

•	Same-store rental revenue increased 0.1% for the fourth quarter and 6.2% for the full year.

•	Dollar utilization decreased 0.2 percentage points to 63.6% for the fourth quarter and increased 1.9 percentage points to 61.9% for the full year.

•	SG&A expenses improved 1.1 percentage points to 17.0% of revenues for the fourth quarter and were flat at 16.8% of revenues for the full year.

•	Contractor supplies sales increased 21% for the fourth quarter to $97 million and 28% for the full year to $385 million.

•	EBITDA of $291 million for the fourth quarter and $1.08 billion for the full year improved $38 million and $134 million, respectively. EBITDA is a non-GAAP measure.

Full Year 2007 Outlook

The company announced its full year 2007 outlook for earnings per share of $2.65 to $2.75. The company also expects to generate $3.85 billion in total revenue in 2007, $1.2 billion of EBITDA and $150 to $200 million of free cash flow after total capital expenditures of $900 to $950 million.

CEO Comments and Outlook

Wayland Hicks, chief executive officer for United Rentals, said, “Our business performed extremely well in 2006, with record earnings and strong free cash flow of $249 million. We also improved our return on invested capital by 1.8 percentage points to 14.7% and reduced our total debt plus convertible debentures by $450 million. Our fourth quarter earnings per share were particularly strong at $0.71, ahead of expectations.”

Hicks continued, “The recent sale of our traffic control business allows us to redeploy capital to our core business. In 2007, we expect to grow our earnings substantially, generate strong free cash flow and continue to improve our ROIC.”

Return on Invested Capital (ROIC)

Return on invested capital from continuing operations was 14.7% for the twelve months ended December 31, 2006, an improvement of 1.8 percentage points from the same period a year ago. The company’s ROIC metric uses operating income for the trailing twelve months divided by the averages of stockholders’ equity, debt and deferred taxes, net of average cash. The company reports ROIC to provide information on the company’s efficiency and effectiveness in deploying its capital and improving shareholder value.

Remediation of Material Weakness

As part of its SOX 404 processes, the company has confirmed the remediation of its sole remaining material weakness, which related to its financial statement close process.

Additional Information on 2006 Results and Status of SEC Inquiry

For additional information concerning the company’s 2006 results, including segment performance for its general rentals and trench safety, pump and power businesses, as well as the status of the previously announced SEC inquiry of the company and related matters, please see the company’s 2006 Form 10-K filed today with the SEC.

Conference Call

United Rentals will hold a conference call tomorrow, Tuesday, February 27th, at 9:30 a.m. Eastern Time. The conference will be available live by audio webcast at unitedrentals.com, where it will be archived.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of nearly 700 rental locations in 48 states, 10 Canadian provinces and Mexico. The company’s 12,000 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent over 20,000 classes of rental equipment with a total original cost of $3.9 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at unitedrentals.com.

Certain statements in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) weaker or unfavorable economic or industry conditions can reduce demand and prices for our products and services, (2) non-residential construction spending, or governmental funding for infrastructure and other construction projects, may not reach expected levels, (3) we may not have access to capital that our businesses or growth plans may require, (4) any companies we acquire could have undiscovered liabilities, may strain our management capabilities or may be difficult to integrate, (5) rates we can charge may increase less than anticipated, or costs we incur may increase more than anticipated, (6) we have significant leverage, which requires us to use a substantial portion of our cash flow for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions, (7) we are subject to an ongoing inquiry by the SEC, and there can be no assurance as to its outcome, or any other potential consequences thereof for us, and (8) we may incur additional significant costs and expenses in connection with the SEC inquiry, our related internal reviews, the class action lawsuits and derivative actions that were filed in light of the SEC inquiry, the U.S. Attorney’s office request for information, or other litigation, regulatory or investigatory matters, related to the SEC inquiry or otherwise. For a fuller description of these and other possible uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2006, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

# # #

Contact:

Chuck Wessendorf

VP, Investor Relations and

Corporate Communications

United Rentals, Inc.

(203) 618-7318

cwessendorf@ur.com

UNITED RENTALS, INC

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2006	2005	% Change	2006	2005	% Change
Revenues:
Equipment rentals	$656	$639	2.7%	$2,530	$2,338	8.2%
Sales of rental equipment	87	79	10.1%	335	304	10.2%
New equipment sales	60	56	7.1%	232	205	13.2%
Contractor supplies sales	97	80	21.3%	385	301	27.9%
Service and other revenues	39	36	8.3%	158	140	12.9%

Total revenues	939	890	5.5%	3,640	3,288	10.7%

Cost of revenues:
Cost of equipment rentals, excluding depreciation	287	290		1,137	1,094
Depreciation of rental equipment	104	100		408	386
Cost of rental equipment sales	65	58		237	223
Cost of new equipment sales	50	46		191	168
Cost of contractor supplies sales	68	62		302	231
Cost of service and other revenue	18	19		76	71

Total cost of revenues	592	575	3.0%	2,351	2,173	8.2%

Gross profit	347	315	10.2%	1,289	1,115	15.6%

Selling, general and administrative expenses	160	161	(0.6%)	613	553	10.8%
Non-rental depreciation and amortization	13	10	30.0%	50	38	31.6%

Operating income	174	144	20.8%	626	524	19.5%
Interest expense, net	51	50		208	181
Interest expense - subordinated convertible debentures	2	2		13	14
Other (income) expense, net	—	1		—	(2)

Income from continuing operations before provision for income taxes	121	91	33.0%	405	331	22.4%
Provision for income taxes	44	36		156	129

Income from continuing operations	77	55	40.0%	249	202	23.3%

Loss from discontinued operations, net of income taxes	(24)	(6)		(25)	(15)

Net income	$53	$49	8.2%	$224	$187	19.8%

Diluted earnings per share:
Income from continuing operations	$0.71	$0.53	34.0%	$2.28	$1.93	18.1%
Loss from discontinued operations	(0.22)	(0.06)		(0.22)	(0.13)

Net income	$0.49	$0.47	4.3%	$2.06	$1.80	14.4%

UNITED RENTALS, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$119	$316
Accounts receivable, net	502	511
Inventory	139	155
Assets of discontinued operation	107	154
Prepaid expenses and other assets	56	72
Deferred taxes	82	196

Total current assets	1,005	1,404

Rental equipment, net	2,561	2,319
Property and equipment, net	359	306
Goodwill and other intangible assets, net	1,376	1,361
Other long-term assets	65	80

Total assets	$5,366	$5,470

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current maturities of long-term debt	$37	$27
Accounts payable	218	223
Accrued expenses and other liabilities	322	268
Liabilities related to discontinued operation	22	23

Total current liabilities	599	541

Long-term debt	2,519	2,903
Subordinated convertible debentures	146	222
Deferred taxes	463	458
Other long-term liabilities	101	117

Total liabilities	3,828	4,241

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,421	1,345
Deferred compensation	—	(12)
Retained earnings (accumulated deficit)	69	(155)
Accumulated other comprehensive income	47	50

Total stockholders’ equity	1,538	1,229

Total liabilities and stockholders’ equity	$5,366	$5,470

UNITED RENTALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Cash Flows From Operating Activities:
Net income	$53	$49	$224	$187
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	122	118	487	454
Gain on sales of rental equipment	(23)	(19)	(100)	(82)
Gain on sales of non-rental equipment	(2)	(1)	(6)	(3)
Amortization of deferred compensation	5	2	16	8
Loss on sale of discontinued operations	37	—	37	—
Write-off of deferred financing fees and unamortized premiums on interest rate caps	1	—	9	—
Non-cash adjustments to equipment	(7)	6	10	27
Increase in deferred taxes	27	25	119	112
Changes in operating assets and liabilities:
Accounts receivable	48	17	6	(78)
Inventory	20	8	21	(54)
Prepaid expenses and other assets	(1)	2	10	(5)
Accounts payable	(42)	(32)	14	(6)
Accrued expenses and other liabilities	14	40	11	69

Net cash provided by operating activities	252	215	858	629

Cash Flows From Investing Activities:
Purchases of rental equipment	(86)	(66)	(879)	(757)
Purchases of non-rental equipment	(28)	(21)	(86)	(66)
Proceeds from sales of rental equipment	88	79	338	307
Proceeds from sales of non-rental equipment	4	3	18	12
Purchases of other companies	—	(37)	(39)	(40)
Proceeds from sales of rental locations	—	1	—	3

Net cash used in investing activities	(22)	(41)	(648)	(541)

Cash Flows From Financing Activities:
Proceeds from debt, including borrowings under accounts receivable securitization facility	—	—	265	—
Payments on debt	(246)	(7)	(669)	(39)
Payments of financing costs	—	(1)	—	(35)
Proceeds from the exercise of common stock	14	1	78	2
Shares repurchased and retired	(4)	(8)	(4)	(8)
Proceeds received in conjunction with partial termination of interest rate caps	—	—	3	—
Subordinated convertible debentures repurchased and retired, including premium paid	(13)	—	(77)	—
Other	1	2	—	—

Net cash used in financing activities	(248)	(13)	(404)	(80)
Effect of foreign exchange rates	(3)	4	(3)	5

Net (decrease) increase in cash and cash equivalents	(21)	165	(197)	13
Cash and cash equivalents at beginning of period	140	151	316	303

Cash and cash equivalents at end of period	$119	$316	$119	$316

UNITED RENTALS, INC.

SEGMENT PERFORMANCE

(In millions)

	Three Months Ended December 31,				Year Ended December 31,
	2006	2005	% Change		2006	2005	% Change
General Rentals
Total revenues	$888	$840	5.7%		$3,423	$3,108	10.1%
Operating income	159	131	21.4%		568	477	19.1%
Operating margin	17.9%	15.6%	2.3	pts	16.6%	15.3%	1.3	pts

Trench Safety, Pump and Power
Total revenues	51	50	2.0%		217	180	20.6%
Operating income	15	13	15.4%		58	47	23.4%
Operating margin	29.4%	26.0%	3.4	pts	26.7%	26.1%	0.6	pts

Total United Rentals
Total revenues	$939	$890	5.5%		$3,640	$3,288	10.7%
Operating income	174	144	20.8%		626	524	19.5%
Operating margin	18.5%	16.2%	2.3	pts	17.2%	15.9%	1.3	pts

DILUTED EARNINGS PER SHARE CALCULATION

(In millions, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2006	2005	% Change	2006	2005	% Change
Income from continuing operations	$77	$55	40.0%	$249	$202	23.3%
Loss from discontinued operations, net of income taxes	$(24)	$(6)		$(25)	$(15)

Net income	53	49	8.2%	224	187	19.8%
Convertible debt interest	—	1	*	2	2	—
Subordinated convertible debentures interest	2	2	—	8	9	*

Net income available to common stockholders	$55	$52	5.8%	$234	$198	18.2%

Weighted average common shares	81.1	77.4	4.8%	79.6	77.8	2.3%
Series C and D preferred shares	17.0	17.0	—	17.0	17.0	—
Convertible shares	6.5	6.5	—	6.5	5.8	12.1%
Subordinated convertible debentures	3.5	5.1	(31.4)%	4.7	5.1	(7.8)%
Stock options, warrants, restricted stock units and phantom shares	4.7	4.2	11.9%	6.0	4.3	39.5%

Total weighted average diluted shares	112.8	110.2	2.4%	113.8	110.0	3.5%

Diluted earnings available to common stockholders:
Income from continuing operations	$0.71	$0.53	34.0%	$2.28	$1.93	18.1%
Loss from discontinued operations	(0.22)	(0.06)		(0.22)	(0.13)

Net income	$0.49	$0.47	4.3%	$2.06	$1.80	14.4%

*	Not meaningful

UNITED RENTALS, INC.

FREE CASH FLOW GAAP RECONCILIATION

(In millions)

We define “free cash flow” as (i) net cash provided by operating activities less (ii) purchases of rental and non-rental equipment plus (iii) proceeds from sales of rental and non-rental equipment and proceeds from sales of rental locations. Management believes free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements. However, free cash flow is not a measure of financial performance or liquidity under Generally Accepted Accounting Principles (“GAAP”). Accordingly, free cash flow should not be considered an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity. Information reconciling forward-looking free cash flow expectations to a GAAP financial measure is unavailable to the company without unreasonable effort. The table below provides a reconciliation between net cash flow provided by operating activities and free cash flow.

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net cash provided by operating activities	$252	$215	$858	$629
Purchases of rental equipment	(86)	(66)	(879)	(757)
Purchases of non-rental equipment	(28)	(21)	(86)	(66)
Proceeds from sales of rental equipment	88	79	338	307
Proceeds from sales of non-rental equipment	4	3	18	12
Proceeds from sales of rental locations	—	1	—	3

Free Cash Flow	$230	$211	$249	$128

UNITED RENTALS, INC.

EBITDA GAAP RECONCILIATION

(In millions)

“EBITDA” represents the sum of income from continuing operations before provision for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation-rental equipment and non-rental depreciation and amortization. Management believes EBITDA provides useful information about operating performance and period-over-period growth. However, EBITDA is not a measure of financial performance or liquidity under GAAP and accordingly should not be considered an alternative to net income or cash flow from operating activities as an indicator of operation performance or liquidity. Information reconciling forward-looking EBITDA expectations to a GAAP financial measure is unavailable to the company without unreasonable effort. The table below provides a reconciliation between income from continuing operations before provision for income taxes and EBITDA.

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Income from continuing operations before provision for income taxes	$121	$91	$405	$331
Interest expense, net	51	50	208	181
Interest expense - subordinated convertible debentures	2	2	13	14
Depreciation - rental equipment	104	100	408	386
Non-rental depreciation and amortization	13	10	50	38

EBITDA	$291	$253	$1,084	$950